August 22, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:  Fellows Energy Ltd.

Commissioners:

We have read the statements made by Fellows Energy Ltd, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.02 of Form 8-K, as part of the Form 8-K of Fellows Energy Ltd dated August 22, 2007.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California